Exhibit 7

DIRECTOR AGREEMENT

THIS MANAGEMENT RIGHTS AGREEMENT (this “Agreement”) is effective as of June 25, 2012, by and among GIP II-B Eagle AIV 1, L.P., a Delaware limited partnership (the “Fund’), GIP II Eagle Holdings Partnership, L.P., a Delaware limited partnership (“GIP II-Eagle Holdings”), GIP II Eagle 2 Holding, L.P., a Delaware limited partnership (“GIP II-Eagle 2”), GIP II Eagle Acquisition Holdings GP, LLC, a Delaware limited liability company (“GIP II Eagle Holdings GP”) and Chesapeake Midstream Ventures, L.L.C., a Delaware limited liability company (“CMV”). Each of the foregoing is referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Purchase Agreement (as amended from time to time, the “First Company Purchase Agreement”), dated as of June 7, 2012, by and among Chesapeake Midstream Holdings, L.L.C. (“CMH”) and GIP II Eagle 1 Holding, L.P., a Delaware limited partnership (“GIP II-Eagle 1”), GIP II-Eagle 2, and GIP II Eagle 3 Holding, L.P., a Delaware limited partnership (“GIP II-Eagle 3” and, collectively with GIP II-Eagle 1 and GIP II-Eagle 2, the “GIP II First Closing Entities”), the GIP II First Closing Entities acquired (i) 28,099,946 Subordinated Units (as defined in the First Company Purchase Agreement) of Chesapeake Midstream Partners, L.P. (the “MLP”), and (ii) 500 CMV Units (as defined in the First Company Purchase Agreement) of CMV;

WHEREAS, pursuant to that certain Purchase Agreement (as amended from time to time, the “Second Company Purchase Agreement”), dated as of June 7, 2012, by and among CMH and GIP II Eagle 4 Holding, L.P., a Delaware limited partnership (“GIP II-Eagle 4”), GIP II-Eagle 4 agreed to acquire (i) 6,438,115 Subordinated Units (as defined in the Second Company Purchase Agreement) of the MLP, and (ii) 33,704,66 Common Units (as defined in the Second Company Purchase Agreement) of the MLP;

WHEREAS, pursuant to that certain Contribution and Assignment Agreement (the “Contribution Agreement”), dated as of June 25, 2012, by and between GIP II-Eagle Holdings, the GIP II First Closing Entities and GIP II-Eagle 4, the GIP II First Closing Entities contributed the Subordinated Units and CMV Units so purchased to GIP II-Eagle Holdings, and GIP II-Eagle 4 on the date hereof assigned its right to purchase under the Second Company Purchase Agreement to GIP II-Eagle Holdings;

WHEREAS, GIP II Eagle Holdings GP is the general partner of GIP II-Eagle Holdings;

WHEREAS, CMV is the sole owner and member of Chesapeake Midstream GP, L.L.C. (the “General Partner”);

WHEREAS, the General Partner conducts and manages the MLP’s business and operations;

WHEREAS, the Fund is an owner of equity interests of GIP II-Eagle 2;

WHEREAS, as a result of the transactions contemplated by the Contribution Agreement, the GIP II First Closing Entities no longer own units of CMV and therefore are no longer entitled to designate CMV Managers (as defined below) or General Partner Directors (as defined below); and

WHEREAS, the Fund has requested to be granted, and each of GIP II-Eagle Holdings and GIP II Eagle Holdings GP has agreed to grant to the Fund, certain rights regarding the designation of a member of the board of managers of CMV (the “CMV Board”) and the board of managers of the General Partner.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“CMV LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of CMV, as amended from time to time.

“CMV Manager” means a “Manager” within the meaning of the CMV LLC Agreement.

“General Partner Director” means a “Director” within the meaning of the GP Agreement.

“GP Agreement” means the Amended and Restated Limited Liability Company Agreement of the General Partner, as amended from time to time.

2. Board Rights.

(a) CMV Board Rights.

(i) The Parties hereby acknowledge, agree and reaffirm that GIP II-Eagle Holdings has certain rights to designate CMV Manager(s) (any CMV Manager designated by GIP II-Eagle Holdings, a “GIP II CMV Manager”) and alternatives to such CMV Manager(s) (a “CMV Alternate”) in the event such CMV Manager is unable to attend to or is otherwise not present at any meeting of the CMV Board, in each case to the extent provided in the CMV LLC Agreement.

(ii) GIP II Eagle Holdings GP hereby agrees that, the Fund shall have the right to designate one GIP II CMV Manager and one CMV Alternate thereto.

(b) General Partner Board Rights.

(i) The Parties hereby acknowledge, agree and reaffirm that GIP II-Eagle Holdings has certain rights to designate General Partner Director(s) to the extent provided in the CMV LLC Agreement and/or the GP Agreement (any General Partner Director designated by GIP II-Eagle Holdings, a “GIP II GP Director”).

(ii) GIP II Eagle Holdings GP hereby agrees that the Fund shall have the right to designate one GIP II GP Director.

3. Miscellaneous.

(a) Each Party agrees to execute and deliver such documents and take such further actions as may be necessary or desirable to effect the purposes and objectives of this Agreement.

(b) The rights granted under this Agreement are intended to satisfy the requirement of management rights for purposes of qualifying the Fund’s direct and indirect ownership interests in each of CMV, the General Partner, the MLP and the Chesapeake Midstream Partners, L.L.C. (“CMP”) as a “venture capital investment” for purposes of the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations (the “Plan Asset Regulation”), to the extent that such ownership interests may be considered ownership interests in operating companies (other than venture capital operating companies), within the meaning of the Plan Asset Regulation. If the Fund subsequently determines that such rights are not satisfactory for such purposes, the Parties shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that are intended by the Fund and all other entities affiliated therewith to satisfy the Plan Asset Regulation.

(c) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by recognized overnight delivery service, return receipt requested, to the following Parties at the following addresses or to such other parties and at such other addresses as shall be specified by like notices:

if to the Fund or GIP II-Eagle Holdings, GIP II Eagle Holdings GP or the GIP II Members, at:

Global Infrastructure Management, LLC

12 East 49th Street, 38th Floor

New York, NY 10017

Attn: William Brilliant

Fax: (646) 282-1580

with a copy to:

Global Infrastructure Management LLP

The Peak

5 Wilton Road

London

United Kingdom

Attn: Joseph Blum

Fax: +44 207 798 0530

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn: Edward Sonnenschein

         Andrea Schwartzman

Fax: (212) 751-4864

if to CMV, at:

Chesapeake Midstream GP, L.L.C.

777 NW Grand Boulevard

Oklahoma City, Oklahoma 73118

Attn: J. Mike Stice

Fax: (405) 849-6134

    and

Attn: Nick Dell’Osso

Fax: (405) 849-6125

with a copy to:

Global Infrastructure Management, LLC

12 East 49th Street, 38th Floor

New York, NY 10017

Attn: William Brilliant

Fax: (646) 282-1580

with a copy to:

Global Infrastructure Management LLP

The Peak

5 Wilton Road

London

United Kingdom

Attn: Joseph Blum

Fax: +44 207 798 0530

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn: Edward Sonnenschein

         David Taub

Fax: (212) 751-4864

Notice so given shall be deemed to be given and received on the second business day after sending by recognized overnight delivery service, return receipt requested.

(e) The Parties acknowledge and agree that the breach of the provisions of this Agreement by any Party could not be adequately compensated with monetary damages, and the Parties agree, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Agreement and waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing herein shall limit the remedies herein, legal or equitable, otherwise available and all remedies herein are in addition to any remedies available at law or otherwise.

(f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.

(g) This Agreement shall inure to the benefit of, and be binding upon, the Parties, and their respective successors and permitted assigns (including, without limitation, the GIP II Members).

(h) The Fund agrees to hold in confidence and not disclose to any third party (other than its general partner, management company, legal counsel and accountants) any confidential information provided to or learned by the Fund in connection with the Fund’s rights under this Agreement; provided, however, that such information may be disclosed to the GIP II Members so long as one or more of the GIP II Members Beneficially Owns any equity interest in any of CMV, the General Partner, the MLP or the Company.

(i) The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(j) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

(k) The Parties agree that the provisions of Article XI of the Company Purchase Agreement are hereby incorporated into this Agreement as if set forth fully herein and shall apply to this Agreement mutatis mutandis as if set forth in full herein.

(l) This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, with the same effect as if each Party had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

(m) When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

(n) The Management Rights Agreement dated as of June 15, 2012, by and among the Fund, GIP II-Eagle Holdings, GIP II Eagle Holdings GP, CMV, the General Partner, the MLP and CMP shall remain in full force and effect, except to the extent modified hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Management Rights Agreement to be executed as of the date first above written.

CHESAPEAKE MIDSTREAM VENTURES, L.L.C.

By:
Name:
Title:

Signature Page to Director Agreement

GIP II-B EAGLE AIV 1, L.P.

By: Global Infrastructure GP II, L.P., its general partner
By: Global Infrastructure Investors II, LLC, its general partner

By:
Name:
Title:

GIP II EAGLE HOLDINGS PARTNERSHIP, L.P.

By: GIP II Eagle Acquisition Holdings GP, LLC, its general partner

By:
Name:
Title:

GIP II EAGLE 2 HOLDING, L.P.

By: GIP II Eagle 2 Holding GP, LLC, its general partner

By:
Name:
Title:

Signature Page to Director Agreement

GIP II EAGLE ACQUISITION HOLDINGS GP, LLC

By:
Name:
Title:

Signature Page to Director Agreement